LAW\\254084.01
As filed with the Securities and Exchange Commission on July 3, 1997.
                                     Registration No. 333 -------


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
               ----------------------------------

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                      1MAGE SOFTWARE, INC.
     (Exact name of registrant as specified in its charter)

           Colorado                          84-0866294
   (State of incorporation)           (I.R.S. Employer ID No.)

      6486 South Quebec Street, Englewood, Colorado 80111
      (Address of Principal Executive Offices) (Zip Code)

           1MAGE SOFTWARE, INC, EQUITY INCENTIVE PLAN
                    (Full title of the plan)

                        David R. DeYoung
                     1MAGE Software, Inc.
           6486 South Quebec St., Englewood, CO 80111
            (Name and address of agent for service)

                         (303) 694-9180
 (Telephone number, including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE


                               Proposed    Proposed
  Title of    Amount of        Maximum     Maximum
 Securities   Securities       Offering   Aggregate  Amount of
   to be        to be         Price Per    Offering Registration
 Registered   Registered        Share       Price       Fee

Common Stock  $1,000,000        $0.625     $625,000      $189.40
$0.004 Par
   Value
 Per Share

 (1) Computed on the basis of the last price reported to the National Association of Securities Dealers Automated Quotation System on June 30 1997, solely for purposes of calculating the filing fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended.



                             PART I
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in this Part I will be sent or given to participants in the 1MAGE Software, Inc. Equity Incentive Plan (the Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Commission are incorporated by reference in this Registration Statement:

               (1) The Registrant's Form 10-K filed for the fiscal year ended December 31, 1996.

               (2) All reports filed by Registrant under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1996, specifically including the Registrant's Form 10-Q for the quarter ended March 31, 1997.

               (3) All other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters all securities then remaining unsold.

               (4) The section entitled "Description of Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, File No. 0-12535, filed on October 7, 1983, pursuant to Section 12(g) of the Exchange Act.

          Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

          The Registrant undertakes to provide, without charge, to each participant, upon the written or oral request of such person, a copy of any and all of the documents or information referred to above that has been or may be incorporated by reference into this Registration Statement (excluding exhibits to such document unless such exhibits are specifically incorporated by reference). Requests should be directed to David R. DeYoung, President 1MAGE Software, Inc., 6486 South Quebec St., Englewood, Colorado 80111, telephone 303/694-9180.

Item 4.   Description of Securities.

          Not Applicable

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Officers and Directors.

          The Registrant's Articles of Incorporation and Bylaws and the laws of the State of Colorado provide for indemnification of officers and directors of the Registrant who are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Item 7.   Exemption from Registration Claimed.

          Not Applicable

Item 8.   Exhibits.

          The exhibits included as part of this Registration Statement are as follows:


          Exhibit
  Number    Exhibit

4.1            Restated Articles of Incorporation of
          the Company, as amended (incorporated by reference from Exhibit 4.1 of the Registrant's Registration Statement on Form S-
          8, Registration Statement No. 33-86760) filed on December 29, 1994.

4.2            Bylaws of the Company, as amended
          (incorporated by reference from Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Registration Statement No. 33-
          44717) filed on December 23, 1991.

4.3            Equity Incentive Plan.

5.1            Opinion of Gorsuch Kirgis LLC regarding
          legality of shares being issued

23.1           Consent of Gorsuch Kirgis LLC (See 5.1).

23.2           Consent of Karsh & Company, P.C.


Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                         provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13(d) or Section 15(a) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose for determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on July 2, 1997.

                              1MAGE SOFTWARE, INC.

                              By:/s/David R. DeYoung
                                       David R. DeYoung, President

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: July 2, 1997             By:/s/ David R. DeYoung,
                                   David R. DeYoung, President,
                                   Chief Executive Officer,
                                   Director


Dated: July 2, 1997             By:/s/ Charles E. Burns,
                                   Charles E. Burns, Director


Dated: July 2, 1997             By:/s/ Robert Wiegand II,
                                       Robert Wiegand II, Secretary
                                       and Director


Dated: July 2, 1997             By:/s/ Mary Anne DeYoung,
                                   Mary Anne DeYoung, Vice
                                   President, Finance, Principal
                                   and Accounting Officer and
                                   Director

Dated: July 2, 1997             By:/s/ Richard A. Knapp
                                   Richard A. Knapp, Director

                               EXHIBIT INDEX

  Number    Exhibit                                 Method of Filing


4.3  Equity Incentive Plan                   Filed herewith
                                                  electronically

5.1  Opinion of Gorsuch Kirgis LLC
          regarding legality                      Filed herewith
          of shares being issued                  electronically

23.2           Consent of Karsh & Company, P.C.        Filed herewith
                                                       electronically